As filed with the Securities and Exchange Commission on May 23, 2000
                             Registration No._______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        BLONDER TONGUE LABORATORIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
                           Delaware                                                       52-1611421
--------------------------------------------------------------              ---------------------------------------
(State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification Number)


                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

         BLONDER TONGUE LABORATORIES, INC. 1995 LONG TERM INCENTIVE PLAN
         ---------------------------------------------------------------
                            (Full title of each Plan)

                                 James A. Luksch
                      President and Chief Executive Officer
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857
                                 (732) 679-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------
                                   Copies to:

                           Gary P. Scharmett, Esquire
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098

                           --------------------------

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                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                               Proposed maximum        Proposed maximum       Amount of
                                            Amount to be      Offering price per      aggregate offering     Registration
  Title of securities to be registered     Registered(1)            Share                 price (3)              fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share   150,000 shares          $7.375 (2)              $1,106,250            $293
---------------------------------------------------------------------------------------------------------------------------
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(1)  Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Blonder Tongue Laboratories,
     Inc. 1995 Long Term Incentive Plan, as amended (the "Plan"), are hereby registered.

(2) Pursuant to Rule 457(h)(1) and (c), for shares available under the Plan that have yet to be granted or are not presently subject to outstanding options, the average of the high and low prices per share of the Common Stock reported on the American Stock Exchange on May 22, 2000 has been used to determine the registration fee.

(3)  Estimated solely for the purpose of determining the registration fee.

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-15039) originally filed with the Securities and Exchange Commission on October 29, 1996 (the "Prior Registration Statement") are incorporated herein by reference, except for (i) Items 5 and 8 of Part II of the Prior Registration Statement and
(ii) the Reoffer Prospectus. This Registration Statement covers 150,000 shares, which together with the 250,000 shares registered under the Prior Registration Statement and the 500,000 shares registered under the Company's Registration Statement on Form S-8 (Registration No. 333-52519) originally filed with the Securities and Exchange Commission on May 13, 1998, constitute the 900,000 shares of common stock issuable under the Company's 1995 Long Term Incentive Plan, as amended.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5.  Interest of Named Experts and Counsel.

     Gary P. Scharmett, a partner of Stradley, Ronon, Stevens & Young, LLP, legal counsel to the Company, is a director of the Company and beneficially owns 4,800 shares of the common stock and holds options to purchase 17,000 shares of the common stock at purchase prices of $6.88 per share (15,000 shares) and $6.53 per share (2,000 shares), which options may be exercised for a 10-year period ending on July 16, 2006 (10,000 shares), July 8, 2008 (5,000 shares) and July 15, 2009 (2,000 shares).

Item 8.  Exhibits.

     Reference is made to the Exhibit Index on Page II-3 filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant Blonder Tongue Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on May 23, 2000.

                          BLONDER TONGUE LABORATORIES, INC.


                      By: \s\ James A. Luksch
                          ------------------------------------------------------
                          James A. Luksch, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints James A. Luksch and Robert J. Palle, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

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Name                                                 Title                                       Date
----                                                 -----                                       ----
\s\ James A. Luksch                         Director, President and                              May 23, 2000
-------------------------------------       Chief Executive Officer
James A. Luksch                             (Principal Executive Officer)


\s\ Peter Pugielli                          Senior Vice President - Finance,                     May 23, 2000
----------------------------------------    Treasurer and Chief Financial Officer
Peter Pugielli                              (Principal Financial Officer and
                                            Principal Accounting Officer)


\s\ Robert J. Palle, Jr.                    Director, Executive Vice                             May 23, 2000
---------------------------------------     President and Chief Operating Officer
Robert J. Palle, Jr.


                                            Director
-----------------------------------
James H. Williams


\s\ James F. Williams                       Director                                             May 23, 2000
-------------------------------------
James F. Williams


\s\ Robert B. Mayer                         Director                                             May 23, 2000
-------------------------------------
Robert B. Mayer


\s\ John E. Dwight                          Director                                             May 23, 2000
--------------------------------------
John E. Dwight


\s\ Gary P. Scharmett                       Director                                             May 23, 2000
--------------------------------------
Gary P. Scharmett


\s\ Robert E. Heaton                        Director                                             May 23, 2000
--------------------------------------
Robert E. Heaton
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                                      II-2

                                  EXHIBIT INDEX
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

Exhibit #               Description                                              Sequential Page Number
---------               -----------                                              ----------------------
  4.1          Blonder Tongue Laboratories, Inc. 1995 Long Term         Incorporated by reference from Exhibit
               Incentive Plan (the "1995 Plan")                         10.6 to S-1 Registration Statement No. 33-
                                                                        98070 originally filed on October 12,
                                                                        1995, as amended.

  4.2          First Amendment to the 1995 Plan                         Incorporated by reference from Exhibit
                                                                        10.5(a) to Registrant's Quarterly Report on
                                                                        Form 10-Q for the period ended March 31,
                                                                        1997.

  4.3          Second Amendment to the 1995 Plan                        Incorporated by reference from Exhibit 4.3
                                                                        to S-8 Registration Statement No. 333-
                                                                        52519 originally filed on May 13, 1998.

  4.4          Third Amendment to the 1995 Plan                         Filed herein.

  23.1         Consent of BDO Seidman, LLP                              Filed herein.

  23.2         Power of Attorney                                        Contained in Signature Page on
                                                                        page II-2 herein.
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                                      II-3